                                                                    Exhibit 2.4


                                   ESCROW AGREEMENT


This Escrow Agreement (this "Agreement") is made on May 5, 1998, between


A.   Geoteck International Inc., a Nevada corporation ("MSO Inc."),

and


B.   1.     Spax Holding AS

     2.     Aasens Trykkerier AS

     3.     Arne Martinsen

     4.     Birger Holten

     5.     Jochen Schene

     6.     Frank Samuels

     7.     Jurgen Ternieden

     8.     Thyssen Stahlunion GmbH

     9.     Thor Stang

     10.    Norsk SMB Invest 1 AS

     11.    Norsk SMB Invest 2 AS

     12.    Norsk SMB Invest 3 AS

     13.    Norsk SMB Invest 4 AS

     14.    Einar Nistad/Nordas Invest AS

     15.    Inger Egeberg Sogstad

     16.    Erik Staumo

     17.    Knut Rygh

     18.    Georg Tidemann-Andersen

     19.    Arvid Kolle

     20.    AS Ineta

     21.    Concordia Capo

     22.    Concordia Foss

     23.    Concordia Star

     24.    Einar Myklebust

     25.    Erik Kristen-Johanssen

     26.    Gunnar Greibrokk

     27.    Gunnar Jorgensen

     28.    Hannestad Mek

     29.    Jan Krohn-Hansen

     30.    Jens Holtung

     31.    Johnco AS

     32.    Johs Owren

     33.    Jon Fosse

     34.    Karlander Invest AS

     35.    Maria Hareide

     36.    Nistad Finans og Eiendom AS

     37.    Ole-Johan Olsen

     38.    Rolf Ness

     39.    Sigfred Lyngoy

     40.    Terje Rosjo

     41.    Trade Invest AS

     42.    Zaco AS



 (individually, a "OSAS Stockholder" and collectively, the OSAS "Stockholders")

and

C.   Glad Arno Meyer & Co. (the "Escrow Agent").

                                      BACKGROUND

The OSAS Stockholders are the holders of 68,26% of the issued and outstanding capital stock of Offshore Shuttle AS, a Norwegian corporation ("OSAS"), i. e. 3,291,738 shares (the "OSAS Stock") of the issued and outstanding capital stock consisting of 4,822,000 shares of voting common stock, par value 0.1 NOK of OSAS.

The OSAS Stockholders have sold and MSO Inc. has purchased the OSAS Stock by several Stock Exchange Agreements dated February 19, 1998 and March/April 1998 (the "Stock Exchange Agreements").

At the Closing of the Stock Exchange Agreements upon transfer of OSAS Stock to MSO Inc., MSO Inc. will cause 4,937,607 shares of common stock, par value U$
0.001 of MSO Inc. (the "MSO Inc. Stock") to be issued and delivered to OSAS Stockholders.

The OSAS Stockholders and MSO Inc. intend to establish an escrow arrangement through which the OSAS Stockholders will deliver the OSAS Stock to MSO Inc. and MSO Inc. will deliver the MSO Inc. Stock to the OSAS Stockholders.

In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                  STATEMENT OF TERMS

1.   APPOINTMENT OF ESCROW AGENT

     The OSAS Stockholders and MSO Inc. hereby appoint Glad Arno Meyer & Co. as Escrow Agent, and Escrow Agent agrees to such appointment, all pursuant to the terms of this Agreement.

2.   DELIVERY OF OSAS STOCK TO ESCROW AGENT

     The OSAS Stockholders have already delivered the OSAS Stock to a client account of the Escrow Agent as shown in the Norwegian Share Registry (VPS) as attached in Exhibit 1. Upon Execution of this Agreement by the parties, Escrow Agent shall transfer the OSAS Stock to a client account of the Escrow Agent for the benefit of MSO Inc. Escrow Agent thereafter will hold, administer, and disburse the OSAS Stock in accordance with the terms and conditions of this Agreement.

3.   DELIVERY OF MSO INC. STOCK BY MSO INC.

     Upon execution of this Agreement MSO Inc. will cause the Stock Transfer Agent of MSO Inc. to issue share certificates pursuant to Regulation S of the Securities Act of 1933, as amended, in the name of each OSAS Stockholder and in the amount of MSO Inc. shares as shown next to its name at the end of this Agreement (the "Regulation S Certificates") and to deliver the Regulation S Certificates to the Escrow Agent.

     Prior to or on September 30, 1998, MSO Inc. will cause the shares underlying the Regulation S Certificates to be registered under the Securities Act of 1933, as amended.

     Escrow Agent will hold, administer, and disburse the MSO Inc. Stock and the Regulation S Certificates, in accordance with the terms and conditions of this Agreement.

4.   DELIVERY OF SHARES

     Escrow Agent shall hold and disburse the OSAS Stock and the MSO Inc. Stock and give notice in regard thereto as follows:

     a) Promptly following receipt of notice from MSO Inc. that MSO Inc. has raised funds in the gross amount of not less than US$ 105,000,000 (accompanied by evidence of the funds received reasonably satisfactory to Escrow Agent), Escrow Agent will simultaneously (i) deliver the Regulation S Certificates to the related OSAS Stockholders and (ii) deliver the OSAS Stock to MSO Inc. Alternatively, Escrow Agent may deliver the Regulation S Certificates to the Stock Transfer Agent for the MSO Inc.

            Stock in exchange for new certificates which do not bear any Regulation S legend (the "Registered Certificates") and thereafter deliver the Registered Certificates to the OSAS Stockholders. The OSAS Stockholders and MSO Inc. agree that the gross proceeds of not less than US$ 105,000,000 constitutes an acceptable change from the US$ 100,000,000 of net proceeds provided for in the Stock Exchange Agreements.

     b) If by the close of business (Oslo time) on September 30, 1998, 6:00 o'clock p.m., Escrow Agent has not received the notice specified in lit. a) above, then Escrow Agent shall return to each OSAS Stockholder the OSAS Stock deposited by such OSAS Stockholder and return to MSO Inc. the Regulation S Certificates deposited by MSO Inc.

5.   VOTING RIGHTS OF OSAS STOCK AND MSO INC. STOCK

     Upon execution of this Agreement MSO Inc. is entitled to vote the OSAS Stock and vice versa the OSAS Stockholders are entitled to vote the MSO Inc. Stock. Additionally, upon execution of this Agreement the Escrow Agent is entitled to vote the OSAS Stock as instructed by MSO Inc. and vice versa the Escrow Agent is entitled to vote the MSO Inc. Stock as instructed by the OSAS Shareholders.

6.   RIGHTS AND DUTIES OF ESCROW AGENT

6.1 Escrow Agent will not be liable for any actions taken or omitted upon the advice of counsel or upon a reasonable interpretation of any instructions or documents provided to it by MSO Inc. or the OSAS Stockholders that it reasonably believes to be genuine or duly authorized. Escrow Agent may decline to act if it is in doubt as to its duties under this Agreement and will not be liable for such failure to act.

6.2 If Escrow Agent shall incur any liability, damage or expense arising out of or resulting from any claim that Escrow Agent has improperly distributed any of the OSAS or MSO Inc. Stock under this Agreement, other than as a result of Escrow Agent's gross negligence or willful misconduct, MSO Inc. and OSAS Stockholders will indemnify and hold Escrow Agent harmless therefrom. If Escrow Agent deems it necessary to seek counsel for any matter concerning its duties hereunder, MSO Inc. and OSAS Stockholders will reimburse Escrow Agent for such actual and reasonable costs. Escrow Agent is not responsible for the genuineness of any signature and may rely conclusively upon, and shall be protected in acting upon, any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper party, or duly authorized or properly made.

6.3 Escrow Agent is not responsible for any of the agreements referenced in this Agreement except for the performance of its duties as expressly set forth in this Agreement. Escrow Agent's duties and obligations under this Agreement will be governed solely by the provisions of this Agreement, and Escrow Agent will not have any duties other than the duties expressly imposed in this Agreement and will not be required to take any action other than in accordance with the terms of this Agreement.

6.4 Escrow Agent will not be bound by any notice of, or demand with respect to any waiver, modification, amendment, termination, cancellation, rescission or other action under or with respect to this Agreement, unless duly executed by the MSO Inc. and OSAS Stockholders and, if Escrow Agent's rights or duties are affected thereby, unless Escrow Agent has given its prior written consent thereto.

6.5 In the event of any controversy or dispute under this Agreement, or with respect to any question as to the construction of this Agreement, of any action to be taken by Escrow Agent under this Agreement, Escrow Agent will incur no liability for any actions taken or omitted in good faith in accordance with the advice and the opinion of its counsel or its own reasonable judgment. In the event of any controversy or dispute under this Agreement, or with respect to any question as to the construction of this Agreement, of any action to be taken by Escrow Agent under this Agreement, Escrow Agent may request written instructions by MSO Inc. and OSAS Stockholders or may commence an interpleader action or seek any other appropriate relief from a court of competent jurisdiction. The parties hereto consent to jurisdiction and venue in such court.

6.6 Escrow Agent's liability under this Agreement will be limited in all respects solely to gross negligence or willful misconduct on its part.

7.   TERMINATION

     This Agreement will terminate upon the Escrow Agent's release of all of the OSAS Stock and MSO Inc. Stock to the appropriate parties pursuant to this Agreement.

8.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Norway.

9.   ENFORCEMENT

     Each party to this Agreement (i) submits to personal jurisdiction in the Kingdom of Norway for the enforcement of this Agreement or in connection with this Agreement, and (ii) waives any and all rights under the laws of any state to object to jurisdiction within the Kingdom of Norway for the purposes of litigation to enforce this Agreement or in connection with this Agreement.

10.  ARBITRATION

     Except as otherwise provided herein, any dispute arising under this Agreement will be submitted to a single arbitrator selected by the Norwegian Bar Association in accordance with Chapter 32 of the Norwegian Civil Procedure.

11.  ASSIGNMENT

     This Agreement may not be assigned by either party without the prior written consent of the other party.

12.  BENEFITS; NO THIRD PARTY BENEFICIARIES

     This Agreement is specifically for the benefit of the parties hereto. None of the provision of this Agreement is or shall be construed as for the benefit of or enforceable by any person not a party to this Agreement.

13.  NOTICE; DELIVERIES

     Any notice required to be given hereunder shall be in writing and except when notice by facsimile is specifically authorized herein, each notice or other item to be delivered hereunder shall be either hand delivered or sent by Federal Express, DHL or other recognized courier service that provides receipt of delivery, to the party to whom it is to be delivered at the addresses set forth below for the parties to this Agreement. Notice authorized herein to be given by facsimile shall be given to the "FAX" numbers provided below and the electronic confirmation of the sender shall be evidence of receipt.

     If to OSAS Stockholders:      Venture Invest AS
                                   Attention: Mr. Tom Tidemann
                                   Stranden 3, N-0250 Oslo, Norway
                                   Tel: 47-22-833212
                                   Fax: 47-22-833213

     If to MSO Inc.:               Geoteck International, Inc.
                                   Attention: Mr. Iqbal Akram
                                   1177 West Hastings Street, Suite 1818
                                   Vancouver, B. C. V6E 2K3
                                   Tel: 604-683-9161
                                   Fax: 604-687-6755

     With a copy to:               Breslow & Walker
                                   Attention Mr. Howard Breslow, Esq.
                                   767 Third Avenue
                                   New York, NY 10017
                                   Tel: 212-832-1930
                                   Fax: 212-888-4955

     If to Escrow Agent:           Glad, Arno, Meyer & Co.
                                   Attention: Mr. Cato Myhre
                                   Fritjof Nansenplass 9, N-0160 Oslo, Norway

                                   Tel: 47-22-424610
                                   Fax: 47-22-412019

14.  ENTIRE AGREEMENT

     This Agreement and the Exhibits attached hereto constitute the entire Agreement among the parties hereto relating to the escrow arrangements described herein and supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. In particular, the Escrow Agreement between OSAS Stockholders and the Escrow Agent dated February 1998 is expressly superseded and terminated by this Agreement.

15.  COUNTERPARTS

     This agreement may be executed in one or more counterparts each of which shall be deemed to be an original. In order for this Agreement to be effective, it shall not be necessary for all counterparts to be signed by each party hereto, provided that at least one counterpart of this Agreement is signed by each of the parties hereto.

16.  FAX EXECUTION

     This Agreement may be executed by delivery of a signed signature page by fax and such fax execution will be effective in all respect, but has to be followed by an exchange of copies by one of the methods provided for notice under this Agreement.


Executed on May 5, 1998.



A. Geoteck International, Inc.


By:
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------
B. OSAS STOCKHOLDERS                SHARES                    SHARES OF
                                 OF OSAS STOCK             MSO INC. STOCK
----------------------------- ---------------------- ---------------------------

SPAX Holding AS


By:                                  365,000                   547,500
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

Aasens Trykkerier AS

By:                                   58,400                    87,600
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------            149,000                   223,500
Arne Martinsen

----------------------------- ---------------------- ---------------------------


-------------------------             52,600                    78,900
Birger Holten

----------------------------- ---------------------- ---------------------------


-------------------------            221,666                   332,499
Joachim Schene

----------------------------- ---------------------- ---------------------------


-------------------------            216,666                   324,999
Frank Samuels

----------------------------- ---------------------- ---------------------------


-------------------------            221,666                   332,499
Jurgen Ternieden

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------
Thyssen Stahlunion GmbH


By:                                  222,000                   333,000
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------            127,000                   190,500
Thor Stang

----------------------------- ---------------------- ---------------------------

Norsk SMB Invest 1 AS


By:                                  226,000                   339,000
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

Norsk SMB Invest 2 AS


By:                                  332,000                   498,000
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

Norsk SMB Invest 3 AS


By:                                  124,440                   186,660
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------

Norsk SMB Invest 4 AS


By:                                   79,800                   119,700
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------
EinarNistad/Nordas Invest AS


By:                                  124,440                   186,660
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------             12,000                    18,000
Inger Egeberg Sogstad

----------------------------- ---------------------- ---------------------------


-------------------------             37,720                    56,580
Erik Staumo

----------------------------- ---------------------- ---------------------------


-------------------------             46,760                    70,140
Knut Rygh

----------------------------- ---------------------- ---------------------------


-------------------------              6,760                    10,140
Georg Tidemann-Andersen

----------------------------- ---------------------- ---------------------------


-------------------------             25,800                    38,700
Arvid Kolle

----------------------------- ---------------------- ---------------------------


-------------------------              1,000                     1,500
AS Ineta

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------

Concordia Capo


By:                                     3,000                    4,500
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

Concordia Foss


By:                                     3,000                    4,500
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

Concordia Star



By:                                     3,000                    4,500
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------              43,400                   65,100
Einar Myklebust

----------------------------- ---------------------- ---------------------------


-------------------------               9,800                   14,700
Erik Kristen-Johanssen

----------------------------- ---------------------- ---------------------------


-------------------------              23,000                   34,500
Gunnar Greibrokk

----------------------------- ---------------------- ---------------------------


-------------------------              15,000                   22,500
Gunnar Jorgensen

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------


-------------------------               4,000                    6,000
Hannestad Mek

----------------------------- ---------------------- ---------------------------


-------------------------              35,540                   53,310
Jan Krohn-Hansen

----------------------------- ---------------------- ---------------------------


-------------------------              60,000                   90,000
Jens Holtung

----------------------------- ---------------------- ---------------------------


-------------------------              20,000                   30,000
Johnco AS

----------------------------- ---------------------- ---------------------------


-------------------------              26,760                   40,140
Johs Owren

----------------------------- ---------------------- ---------------------------


-------------------------               7,500                   11,250
Jon Fosse

----------------------------- ---------------------- ---------------------------

Karlander Invest AS



By:                                    24,000                   36,000
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------              17,800                   26,700
Maria Hareide

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------

Nistad Finans og Eiendom AS


By:                                   138,100                  207,150
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------


-------------------------              28,200                   42,300
Ole-Johan Olsen

----------------------------- ---------------------- ---------------------------


-------------------------              27,860                   41,790
Rolf Ness

----------------------------- ---------------------- ---------------------------


-------------------------              64,100                   96,150
Sigfred Lyngoy

----------------------------- ---------------------- ---------------------------


-------------------------              15,000                   22,500
Terje Rosjo

----------------------------- ---------------------- ---------------------------

Trade Invest AS


By:                                    20,000                   30,000
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------

----------------------------- ---------------------- ---------------------------

Zaco AS


By:                                     9,600                   14,400
   ----------------------
   Name:
   Title:

----------------------------- ---------------------- ---------------------------



C. Glad, Arno, Meyer & Co.

By:
     ---------------------------
     Name: Cato Myhre